ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GA 30309-3450

                                 March 26, 2002


SYSCO Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099

Gentlemen:

     SYSCO Corporation, a Delaware corporation ("SYSCO"), has engaged us to render the opinions we express below in connection with its offering of $200,000,000 aggregate principal amount of notes due July 30, 2005 (the "Notes"), which it is offering under the registration statement on Form S-3, as amended by amendment no. 1 thereto (Reg. No. 333-52897) (the "Registration Statement"), it filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), which relates to SYSCO's offering and sale of various securities under the 1933 Act's Rule 415.

     SYSCO will issue the Notes under an indenture dated as of April 5, 2002 supplementing the indenture dated as of June 15, 1995 between it and Wachovia Bank, National Association f/k/a First Union National Bank, as trustee, relating to debt securities of SYSCO (the "Indenture").

     For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

     o the restated certificate of incorporation and by-laws, each as amended to date, of SYSCO;

     o    the Registration Statement and its exhibits;

     o    the prospectus the Registration Statement includes;

     o    the prospectus supplement dated March 26, 2002;

     o    the Indenture;

     o the underwriting agreement and related pricing agreement, dated March 26, 2002, among SYSCO, Goldman, Sachs & Co. and Utendahl Capital Partners LP, relating to the offering and sale of the Notes (the "Underwriting Agreement");

     o the resolutions of the board of directors of SYSCO (the "Board") and of an officer authorized by the Board to authorize the issuance of the Notes and approve the terms of the offering and sale of the Notes;

     o    corporate  records of SYSCO,  including  minute books it has furnished us; and
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     o    certificates of public officials and of representatives of SYSCO.

In giving these opinions, we have relied on certificates of officers of SYSCO and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. SYSCO is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. The Notes will, when they have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and duly purchased and paid for in accordance with the provisions of the Underwriting Agreement, constitute legal, valid and binding obligations of SYSCO, enforceable against SYSCO in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law, and (c) any implied covenants of good faith and fair dealing.

     We limit the opinions we express above in all respects to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to SYSCO's current report on Form 8-K reporting the offering of the Notes. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed with the Registration Statement.

                                            Very truly yours,

                                            ARNALL GOLDEN GREGORY LLP

                                            /s/ ARNALL GOLDEN GREGORY LLP